EXHIBIT 10.26

Summary of Compensation Arrangements for Brian S. Dexheimer

The following is a description of the compensation arrangements for Brian S. Dexheimer, Division President, Consumer Solutions of Seagate Technology (the “Company”). This description is provided pursuant to Paragraph 10(iii) to Item 601(b) of Regulation S-K, which requires a written description of a compensatory arrangement when no formal document contains the compensation information.

As disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on September 19, 2008, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) increased the annual salary for Brian S. Dexheimer, Division President to $691,226, effective February 5, 2008. As disclosed in the Company’s Form 8-K, filed with the SEC on September 12, 2008, the Compensation Committee authorized a target bonus level for Mr. Dexheimer of 125% of his base salary.

Consistent with the salary reductions announced by the Company and disclosed in the Company’s Forms 8-K filed with the SEC on January 14, 2009 and January 21, 2009, Mr. Dexheimer’s base salary was reduced by 25%, effective February 2, 2009.